Exhibit 8.1

The Atlantic Building
950 F Street, NW
Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

May 7, 2026

Terra Property Trust, Inc.

205 West 28th Street, 12th Floor

New York, New York 10001

Ladies and Gentlemen:

We are acting as tax counsel to Terra Property Trust, Inc., a Maryland corporation (the “Company”), in connection with the Company’s public offer registered under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to a Registration Statement on Form S-4 filed on the date hereof (the “Registration Statement”) to exchange (the “Exchange Offer”) any and all of its outstanding 6.00% Senior Notes due June 30, 2026 (the “Existing Notes”) for a combination of (i) 8.00% Senior Secured Notes due December 31, 2028 of the Company (the “Exchange Notes”), and (ii) cash. It is contemplated that the Exchange Notes will be issued pursuant to an Indenture (the “Exchange Notes Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). This opinion letter is rendered pursuant to Item 16 of Form S-4 and Item 601(b)(8) of Regulation S-K.

You have requested our opinion as to (i) the qualification of the Company as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the accuracy of the discussion of U.S. federal income tax considerations under the caption “Certain U.S. Federal Income Tax Considerations” in the Registration Statement.

In preparing this opinion letter, we have reviewed the Company’s Articles of Amendment and Restatement, as further amended and restated from time to time, the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration, issuance and sale under the Act of the Notes, together with any additional Notes that may be issued by the Company pursuant to Rule 462(b) under the Act (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, and such other documents as we have considered relevant to our analysis. In addition, the Company provided us with, and we are relying upon, a certificate (the “Officer’s Certificate”) containing certain factual representations and covenants of an officer of the Company relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds direct or indirect interests. Our opinion letter is based solely on the information and representations in such documents.

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Terra Property Trust, Inc.

May 7, 2026

For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinion, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.

For purposes of our opinion, we have not made an independent investigation of the facts, representations, and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document. Consequently, we have assumed, and relied on your representations, that the information presented in the Officer’s Certificate, the Registration Statement, and other documents accurately and completely describe all material facts relevant to our opinion. We have assumed that such representations are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

The opinion expressed herein is given as of the date hereof and is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the Internal Revenue Service and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. In addition, as noted above, our opinion is based solely on the documents that we have examined and the representations that have been made to us and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us are, or later become, inaccurate. Our opinion is limited to the U.S. federal income tax matters specifically covered herein. We have not opined on any other tax consequences to the Company or any other person. Further, we express no opinion with respect to other federal laws or the laws of any other jurisdiction.

Based on the foregoing, and subject in all respects to the assumption, qualifications, and limitations set forth in this opinion letter, it is our opinion that:

(i)            Commencing with its taxable year ended December 31, 2016, the Company has been organized, and has operated, in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the present and proposed method of operation (as described in the Registration Statement and the Officer’s Certificate) of the Company will permit the Company to continue to so qualify.

Terra Property Trust, Inc.

May 7, 2026

(ii)            The description of the law and the legal conclusions contained in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations” are correct in all material respects.

The Company’s qualification as a REIT depends on the Company’s ongoing satisfaction of the various requirements under the Code and described in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations” relating to, among other things, the nature of the Company’s gross income, the composition of the Company’s assets, the level of distributions to the Company’s shareholders, and the diversity of the Company’s ownership. Alston & Bird LLP will not review the Company’s compliance with these requirements on a continuing basis. No assurances can be given that the Company will satisfy these requirements.

Our opinion does not preclude the possibility that the Company may need to utilize one or more of the various “savings provisions” under the Code and the Treasury regulations thereunder that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant penalty or excise taxes and/or interest charges and/or make additional distributions to shareholders that the Company otherwise would not make.

An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service or that a court considering the issues would not hold contrary to such opinion.

This opinion letter is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

This opinion may not be relied upon by any other person without our prior written consent. The foregoing opinion is limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. Except as set forth herein, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the transactions described in the Dealer Manager Agreement, dated the date hereof by and between the Company and Ladenburg Thalmann & Co. Inc., any transaction related thereto, or any investment in the Company. Also, we undertake no obligation to update this opinion letter, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

Very truly yours,

/s/ Alston & Bird LLP

ALSTON & BIRD LLP